UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  April 27, 2017

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Lee M. Shumway, the Chief Financial Officer of General Moly, Inc. (the “Company”), has resigned his employment with the Company, effective May 12, 2017.  Mr. Shumway has accepted a call from The Church of Jesus Christ of Latter-day Saints effective July 1, 2017, to serve as one of the Church’s international mission presidents.

On April 27, 2017, the Board of Directors (the “Board”) of the Company appointed Bruce D. Hansen, the Company’s Chief Executive Officer, as the Chief Financial Officer of the Company, effective May 12, 2017.  The Board also appointed Amanda Corrion, the Company’s Controller, as Principal Accounting Officer of the Company, effective May 12, 2017.

Mr. Hansen, 59, has been the Company’s Chief Executive Officer and a member of the Board since January 2007.  Mr. Hansen served as interim Chair of the Board from October 2007 through December 2010.  From September 2005 through November 2006, Mr. Hansen served as Senior Vice President, Operations Services and Development at Newmont Mining Corporation.  From July 1999 to September 2005, Mr. Hansen served as Senior Vice President and Chief Financial Officer at Newmont Mining Corporation.  Mr. Hansen also served as the Vice President of Project Development for Newmont and previously was the Senior Vice President of Corporate Development for Santa Fe Pacific Gold Corporation.  Mr. Hansen is a director and Chairman of the Audit Committee of Energy Fuels, Inc. and is also a director of ASA Gold and Precious Metals, Ltd., where he serves as Chairman of the Audit and Ethics Committee.

Ms. Corrion, 36, has been the Company’s Controller since March 2016.  She previously served as the Company’s Assistant Controller from March 2013 to March 2016, and has been with the Company since August 2008 as a Senior Accountant and Accounting Manager.  Prior to joining the Company, Ms. Corrion spent five years as an Associate and Senior Associate in the audit practice at KPMG.  She received her Colorado CPA license in 2009 and holds a Chartered Global Management Accountant certification with the American Institute of Certified Public Accountants.  As a result of these additional responsibilities, the Compensation Committee of the Board of Directors have approved an approximately 5% increase in annual base salary to $155,000, increased the incentive award opportunity to 50% of annual base salary; and provided a new employment agreement, on identical terms and conditions to other executive officers, each effective May 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: May 2, 2017	By:	/s/ Lee M. Shumway
Lee M. Shumway
Chief Financial Officer